Exhibit 10.3

DIRECTORS’ DEFERRED SHARE UNIT

PLAN EFFECTIVE AS OF APRIL 16, 2021

AMENDED AS OF JUNE 8, 2023

1.
DEFINITIONS
a.
When used herein, the following terms shall have the following meanings:
i.
“Associated Company” means any subsidiary or affiliate of the Company.
ii.
“Administrator” means the Board or, if so delegated by the Board to administer the Plan, the Compensation Committee, or any one or more directors, officers or employees of the Company and/or its subsidiaries designated by the Board or the Compensation Committee to administer the Plan pursuant to Section 2.2.
iii.
“Annual Meeting” means the annual meeting of the shareholders of the Company.
iv.
“Beneficiary” means the person designated by the Participant in writing, as filed with the Company, to receive the Participant’s interest in the Plan in the event of the Participant’s death or, failing any such designation, the Participant’s estate.
v.
“Board” means the board of directors of the Company.
vi.
“Board Compensation” means all compensation paid by the Company in a calendar year to a Director for service on the Board.
vii.
“Business Day” means any day, other than a Saturday or a Sunday, on which the Exchange is open for trading.
viii.
“Change of Control” means, the occurrence of any of the following, in one transaction or a series of related transactions:
1.
the acquisition by any person or persons acting jointly or in concert (as determined by the Securities Act (Ontario)), whether directly or indirectly, of voting securities of the Company that, together with all other voting securities of the Company held by such person or persons, constitute in the aggregate more than 50% of the voting power attached to all outstanding voting securities of the Company;
2.
an amalgamation, arrangement, consolidation, share exchange or other form of business combination of the Company with another entity that results in the holders of voting securities of that other entity holding, in the aggregate, more than 50% of the voting power attached to all outstanding voting securities of the entity resulting from the business combination;
3.
the sale, lease or exchange of all or substantially all of the property of the Company or any of its subsidiaries to another person, other than in the ordinary course of business of the Company and other than such sale, lease or exchange to a wholly- owned subsidiary of the Company;
4.
the liquidation or dissolution of the Company; or
5.
any other transaction that is deemed by the Administrator(s) in its sole discretion to be a “Change in Control” for the purposes of the Plan.
ix.
“Code” means the U.S. Internal Revenue Code of 1986, as amended and the Treasury Regulations (“Regulations”) promulgated thereunder.
x.
“Company” means Mind Medicine (MindMed) Inc. and any Successor thereto.

xi.
“Compensation Committee” means the Compensation Committee of the Board.
xii.
“Directors’ Deferred Share Unit” or “DDSU” means a right of a Participant, in accordance with the terms and conditions of the Plan, to receive the cash equivalent of the Fair Market Value (determined in accordance with this Plan) of one Share.
xiii.
“Directors’ Deferred Share Unit Account” or “DDSU Account” means a bookkeeping account established by the Company in the name of each Participant holding DDSUs, setting out the number of DDSUs to which the Participant is entitled at any particular time.
xiv.
“Director” means a person who is elected, appointed or otherwise lawfully serves as a member of the Board.
xv.
“Distribution” means, with respect to the Shares, a dividend or other distribution of money or property to all or substantially all holders of Shares.
xvi.
“Dividend Reinvestment” means the notional acquisition, as of the payment or distribution date for any Distribution, of any additional Shares so distributed, or in the case of a Distribution of any other property, means the notional purchase of additional Shares, at Fair Market Value determined as of the applicable payment or distribution date, with the notional payment or distribution proceeds (valued, in the case of proceeds paid or distributed in property other than money, at fair market value as determined by the Administrator(s) in its discretion).
xvii.
“Effective Date” means April 16, 2021, being the effective date for commencement of the Plan.
xviii.
“Exchange” means the Nasdaq Stock Market, or if the Shares are not listed on the Nasdaq Stock Market, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market.
xix.
“Fair Market Value” means the fair market value of a Share which shall be equal to the volume weighted average trading price of a Share on the Exchange for the five Business Days on which Shares traded on such exchange immediately preceding the applicable date; provided that in the event that Shares are not listed and posted for trading on any stock exchange, the Fair Market Value of a Share shall be the fair market value of a Share as determined by the Administrator(s) in its sole discretion, which will take into account conformity with U.S. Treasury Regulations Section 1.409A- 1(b)(5)(iv)(B).
xx.
“Final Redemption Date” means with reference to a Participant, the last Trading Day of the Redemption Period applicable to the Participant.
xxi.
“Grant Date” means the date on which a DDSU is granted to a Participant.
xxii.
“Non-Executive Director” means a Director who is not an employee or executive of the Company or an Associated Company.
xxiii.
“Participant” means a Non-Executive Director who is eligible to participate in the Plan in accordance with Article III.
xxiv.
“Plan” means this DDSU Plan and “Article”, “Section”, and “Subsection” refer to the corresponding article, section or subsection of this Plan.
xxv.
“Redemption Date” means the date during the Redemption Period as of which a Participant elects in writing pursuant to Section 5.1 of this Plan to redeem his or her DDSUs, which date shall not be earlier than the date of the notice in writing nor later than the Final Redemption Date. In the event a Participant fails to provide the Company with notice in writing redeeming his or her DDSUs prior to the end of the Redemption Period, the Redemption Date shall be deemed to be the Final Redemption Date. Notwithstanding the foregoing, with respect to a Participant who is a U.S. Participant, “Redemption Date”

means the ninetieth (90th) day following the date such Participant ceases to be a Director (including on account of death) and otherwise experiences a “separation from service” (as such term is defined in Treasury Regulations Section 1.409A-1(h) without regard to any alternative definition thereunder).
xxvi.
“Redemption Period” has the meaning as set out in Section 5.1 of this Plan.
xxvii.
“Share” means a common share of the Company.
xxviii.
“Successor” means any person formed by the merger, amalgamation, consolidation or statutory arrangement of the Company with or into any other person.
xxix.
“Tax Act” means the Income Tax Act (Canada) as amended from time to time.
xxx.
“Trading Day” means any date on which the Exchange is open for the trading of shares.
xxxi.
“U.S. Participant” means a Participant who, at any time during the period from the Grant Date of the DDSUs until the date the DDSUs are settled, is subject to income taxation in the United States on the income received for his or her services as a Director of the Company and who is not otherwise exempt from U.S. income taxation under the relevant provisions of the Code or the Canada-U.S. Income Tax Convention, as amended from time to time.
2.
GENERAL
a.
Purpose

The purpose of the Plan is to enhance the Company’s ability to attract and retain talented individuals to serve as Directors and to promote a greater alignment of interests between Directors and the shareholders of the Company through the holding by Directors of instruments that reflect the market value of the Company.

b.
Administration

The Plan shall be administered by the Board, which shall have sole and complete authority to interpret the Plan, to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, and to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Board may, in its discretion, delegate such of its powers, rights and duties under the Plan, in whole or in part, to the Compensation Committee or any one or more directors, officers or employees of the Company and/or its subsidiaries as the Board (or, if delegated by the Board to administer the Plan, the Compensation Committee) may determine from time to time, on terms and conditions as it may determine, except the Board and the Compensation Committee shall not, and shall not be permitted to, delegate any such powers, rights or duties to the extent such delegation is not consistent with applicable law. Where the term “Administrator” appears in this Plan, it shall be deemed to mean the Board, or the Compensation Committee or such director(s), officer(s), or employee(s) to whom the powers of the Board have been so delegated. Any decision made or action taken by the Board or any delegate arising out of or in connection with the administration or interpretation of the Plan in this context shall be final and conclusive and binding upon the Board, the Participants and all other persons.

c.
Interpretation
i.
Whenever the Administrator(s) is to exercise discretion in the administration of terms and conditions of this Plan, the term discretion shall mean their sole and absolute discretion.
ii.
For the purposes of determining the effective date of the occurrence of any event referred to in this Plan, the term “date” or “effective date” shall refer to the date which may be fixed by the Administrator(s).
iii.
Unless otherwise noted or determined by the Administrator, all dollar amounts in this Plan are in U.S. dollars. The Administrator(s) shall, in its discretion, convert, on such basis as it deems appropriate, any amount expressed in any other currency into U.S. currency.

iv.
Upon any payout of the value of any DDSUs pursuant to the terms of the Plan, in particular pursuant to Article V hereof, such DDSUs shall be cancelled without further compensation or payment in any manner whatsoever and upon such cancellation shall be null, void and of no further force or effect.
d.
DDSU Account Statement

At such times as the Administrator(s) shall determine, but not less than once annually, the Company shall furnish each Participant with a statement setting forth the details of the DDSUs credited to each Participant in his or her DDSU Account.

3.
ELIGIBILITY
a.
Participants
i.
Every person who is a Non-Executive Director as of the Effective Date shall become a Participant as of that date.
ii.
Subject to Subsection 3.1(c) below, every person who becomes a Director after the Effective Date through election at an Annual Meeting, or who is appointed or elected as a Director other than at an Annual Meeting, shall become a Participant as of the date of election or appointment, as the case may be, provided they are a Non-Executive Director of the Company.
iii.
Every person who is re-elected as a Director at an Annual Meeting and who immediately prior to such re-election was a Participant shall continue to be a Participant.
b.
Cessation of Participation

A person ceases to be a Participant at such time as such person ceases to be a Director for any reason.

4.
GRANTS OF DDSUs AND DDSU ACCOUNTS
a.
Grant of DDSUs
i.
DDSUs form an important component of the annual Board Compensation for eligible Participants.
ii.
The Administrator(s) shall have the right to grant, in its sole and absolute discretion, DDSUs to any Participants, subject to the terms of this Plan and with such provisions and restrictions as the Administrator(s) may determine, including, but not limited to, provisions and restrictions regarding the number of DDSUs awarded, the vesting conditions of such DDSUs, the conditions, if any, upon which vesting of any DDSUs will be waived or accelerated without further action by the Administrator(s), and the circumstances in which a DDSU will be forfeited, cancelled or expire. Notwithstanding the foregoing, in accordance with Section 5.1, the redemption of DDSUs shall be payable in cash.
b.
Grant Confirmation

Each grant of a DDSU shall be confirmed in writing in the form set out on Schedule A or such other form as the Administrator(s) may determine from time to time. Failure to provide a confirmation shall not invalidate the grant of any DDSUs which are reflected in a Participant’s DDSU Account.

c.
DDSU Accounts

The Company shall establish and maintain a DDSU Account for each Participant. The number of DDSUs held by a Participant at any particular time shall be adjusted from time to time in accordance with Article VI of this Plan or as otherwise provided herein.

5.
REDEMPTION OF DDSUs
a.
Ceasing to be a Director

When a Participant ceases to be a Director for any reason other than death, each DDSU held by the Participant that has vested in accordance with the terms of such DDSUs will be eligible for redemption for (i) a period of up to 90 days after the date such Participant ceases to be a Director or (ii) such other “reasonable” period as may be determined by the Administrator(s) at the time such DDSUs are granted, which reasonable period cannot be less than 90 days without the agreement of the Participant and cannot be later than December 1st of the calendar year following the year in which the Participant ceased to be a Director (the “Redemption Period”). During the Redemption Period, the Participant may redeem all or any part of his or her vested DDSUs on one or more occasions by providing notice in writing to the Company, which notice shall state the Redemption Date and the number of DDSUs to be redeemed. Except as provided in Section 5.2, the value of the vested DDSUs credited to a Participant’s DDSU Account shall be determined in accordance with Section 5.4 as of the Redemption Date and shall be payable, net of any applicable withholdings, in cash to the Participant as soon as practicable after the Redemption Date.

Notwithstanding the above, for U.S. Participants, the redemption notice described above will not be available, and the U.S. Participant’s vested DDSUs will be automatically redeemed, without the need for action by the U.S. Participant, and paid, net of applicable withholdings, in cash to the U.S. Participant on the Redemption Date.

b.
Death

When a Participant ceases to be a Director due to his or her death, the notice contemplated by Section 5.1 of this Plan may be delivered by the Beneficiary. The value of the Participant’s vested DDSUs shall be determined in accordance with Section 5.4 as of the Redemption Date and shall be payable to the Beneficiary, net of any applicable withholdings, as soon as practicable after the Redemption Date.

Notwithstanding the above, for Beneficiaries of U.S. Participants, the redemption notice described above will not be available, and the Beneficiary’s vested DDSUs will be automatically redeemed, and shall be payable, net of applicable withholdings, in cash to the Beneficiary on the Redemption Date.

c.
Effect of Change of Control

Notwithstanding any other provision of this Plan, in the event of a Change of Control of the Company, for the purposes of Section 5.1, all DDSUs that have been granted shall be deemed to be vested as of the date of the Change of Control.

d.
Valuation

For purposes of determining the value of DDSUs for payment, under Sections 5.1 and 5.2, to a Participant or where the Participant has died, his or her Beneficiary, in each case, the Participant or Beneficiary shall receive a payment in cash, net of any applicable withholdings, equal to the Fair Market Value of a Share multiplied by the number of vested DDSUs (including the value of any fractional DDSUs) credited to a Participant’s DDSU Account. The Fair Market Value of a Share for such calculation will be determined for purposes of Sections 5.1 and 5.2 as of the Redemption Date.

6.
ADJUSTMENTS
a.
General

The existence of any DDSUs shall not affect in any way the right or power of the Company or its shareholders:

1.
to make or authorize any adjustment, recapitalization, reorganization or any other change in the Company’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company;
2.
to create or issue any bonds, debentures, shares or other securities of the Company or the rights and conditions attaching thereto;
3.
to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business; or

4.
to undertake any other corporate act or proceeding, whether of similar character or otherwise.
b.
Reorganization

Should the Company effect a subdivision or consolidation of Shares, the number of DDSUs held by a Participant shall be automatically adjusted, as of the record date for such subdivision or consolidation, in the same proportions as the number of Shares is adjusted pursuant to such subdivision or consolidation. Should any other change be made to the Shares of the Company which, in the opinion of the Administrator(s), would warrant the replacement of or an adjustment to any existing DDSUs in order to preserve proportionately the rights and obligations of Participants, the Company shall authorize such steps to be taken as may be equitable and appropriate to that end, and upon the Company notifying a Participant of any such action by the Company, the Participant’s DDSUs shall be deemed to be adjusted accordingly.

c.
Distributions

Should the Company fix a record date for a Distribution to holders of Shares, the number of DDSUs held by a Participant holding such DDSUs as of such record date shall be automatically adjusted on the applicable payment or distribution date, as if each DDSU held by the Participant immediately prior to the record date was a Share, and as if on the payment or distribution date, the additional Shares that would have been received in the Distribution (assuming notional Dividend Reinvestment) were converted back into DDSUs, on a one for one basis.

d.
Other Events Affecting the Company

In the event of an amalgamation, combination, merger, Change of Control (actual or, in the opinion of the Administrator(s), pending) or other reorganization involving the Company, by take-over bid, plan of arrangement, exchange of shares, sale or lease of assets, or otherwise, which in the opinion of the Administrator(s) warrants the replacement or modification of any existing DDSUs in order to adjust:

1.
the number thereof;
2.
the manner in which the value of DDSUs shall be calculated; or
3.
any other attribute of a DDSU,

in order to preserve the rights and obligations of Participants, the Administrator(s) shall authorize such steps to be taken as may be equitable and appropriate to that end, provided that no alteration pursuant to this paragraph shall be made to the terms of the DDSUs which, in the opinion of the Company’s professional advisors, would disqualify this Plan or an entitlement hereunder from being a prescribed plan for the purposes of the definition of “salary deferral arrangement” pursuant to the Tax Act and regulations thereunder, and provided further that no such modification affecting a Participant shall be made after a Change of Control without the written consent of the affected Participant.

e.
Issue by Company of Additional Shares

Except as expressly provided in this Plan, the issue by the Company of shares of any class, or securities convertible into shares of any class, for money, services or property either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of obligations of the Company convertible into such shares or securities, shall not affect, and no adjustment by reason thereof shall be made with respect to:

1.
the number of DDSUs outstanding at any time;
2.
the manner in which the value of DDSUs shall be calculated; or
3.
any other attribute of a DDSU.
f.
Limitation

Notwithstanding anything herein, a decision of the Administrator(s) in respect of any and all matters falling within the scope of this Article VI shall be final, binding and conclusive and without recourse on the part of any Participant and his or her heirs, legal representatives or Beneficiaries.

7.
MISCELLANEOUS PROVISIONS
a.
Legal Requirements

The Company shall not be obligated to make any payments or take any other action under the Plan if, in the opinion of the Administrator(s) exercising its discretion, such action would constitute a violation by a Participant or the Company of any provision of any applicable statutory, regulatory or policy enactment of any government or government agency, stock exchange or other regulatory authority having jurisdiction over the Company or a Participant. Each Participant agrees, as a condition to receiving DDSUs under the Plan, to comply with all such statutory and regulatory requirements and to furnish the Company with all information and undertakings as may be required to permit such compliance.

b.
Employment or Other Relationship

The granting of DDSUs to a Participant shall not impose upon the Company any obligation to retain the Participant in its employ in any capacity or otherwise commence, extend, continue or modify any engagement between the Company and the Participant. For greater certainty, the granting of DDSUs to a Participant shall not impose any obligation on the Company to grant any DDSUs in the future nor shall it entitle the Participant to receive future grants.

c.
Withholding Taxes

Notwithstanding any other provision contained herein, the Company shall be entitled to withhold from any amount payable to a Participant, either under this Plan or otherwise, such amounts as may be necessary so as to ensure that the Company is in compliance with the applicable provisions of the Income Tax Act (Canada) or any other federal, provincial or local law relating to the withholding of tax or other required deductions relating to the settlement of such DDSU. It is the responsibility of the Participant to complete and file any tax returns which may be required within the periods specified in applicable laws as a result of the Participant’s participation in the Plan. The Company shall not be held responsible for any tax consequences to a Participant as a result of the Participant’s participation in the Plan and the Participant shall indemnify and save harmless the Company from and against any and all loss, liability, damage, penalty or expense (including legal expense), which may be asserted against the Company or which the Company may suffer or incur arising out of, resulting from, or relating in any manner whatsoever to any tax liability in connection therewith.

d.
Rights of Participants

No Participant or Director shall have any claim or right to be granted DDSUs except in accordance with this Plan, and the granting of same shall not be construed as giving any person a right to be retained as a Director. No Participant shall have any rights as a shareholder of the Company in respect of DDSUs. Subject only to Section 6.3, under no circumstances shall DDSUs be considered Shares, nor shall DDSUs entitle any Participant to the exercise of voting rights, the receipt of dividends or the exercise of any other rights attaching to the ownership of Shares.

e.
Non-Transferability

DDSUs granted under this Plan are non-transferable and no assignment, encumbrance or transfer thereof, whether voluntary, involuntary, by operation of law or otherwise, shall vest any interest or right in such DDSUs whatsoever in any assignee or transferee, but immediately upon any purported assignment or transfer, such DDSUs shall terminate and be of no further effect. Notwithstanding the foregoing, DDSUs may pass to a Beneficiary on death as provided for in Article 5.

f.
Amendment or Discontinuance

Subject to receipt of any necessary regulatory or other approval, the Administrator(s) may, at any time or from time to time, amend, suspend or terminate the Plan or any provisions thereof in such respects as it, in its sole discretion, may determine appropriate; provided, however, that no amendment, suspension or termination of the Plan shall, without the written consent of any Participant or the Participant’s Beneficiary, as applicable, alter or impair any rights or obligations arising from any DDSUs held by a Participant under the Plan; and provided further that no alteration pursuant to this Section 7.6 shall be made to the terms of the DDSUs or this Plan which, in the opinion of the Company’s professional advisors, would disqualify the Plan and an entitlement to

DDSUs hereunder from being a prescribed plan for the purposes of the definition of “salary deferral arrangement” pursuant to the Income Tax Act (Canada) and the regulations thereunder.

g.
Indemnification

Every Administrator (herein, an “Indemnified Person”) shall at all times be indemnified and saved harmless by the Company from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, which such Indemnified Person may sustain or incur by reason of any action, suit or proceeding, proceeded or threatened against the Indemnified Person, otherwise than by the Company, for or in respect of any act done or omitted by the Indemnified Person in good faith in respect of the Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein.

h.
Miscellaneous

The Administrator(s) may adopt and apply rules that, in its opinion, will ensure that the Company will be able to comply with the applicable provisions of any federal, provincial or local law relating to taxes.

i.
Code Section 409A for U.S. Participants

It is intended that DDSUs granted under the Plan to U.S. Participants shall comply with Code section 409A, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes, penalties or interest under Code section 409A. Notwithstanding anything in the Plan to the contrary, the following will apply with respect to the rights and benefits of U.S. Participants under the Plan:

1.
Except as permitted under Code section 409A, any deferred compensation (within the meaning of Code section 409A) payable to or for the benefit of a U.S. Participant under the Plan may not be reduced by, or offset against, any amount owing by the U.S. Participant to the Company or any Associated Company.
2.
Each U.S. Participant, any Beneficiary of a U.S. Participant or the U.S. Participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes, penalties and interest that may be imposed on or for the account of such U.S. Participant in connection with this Plan (including any taxes, penalties and interest under Code section 409A), and neither the Company nor any Associated Company shall have any obligation to indemnify such U.S. Participant or Beneficiary or the U.S. Participant’s estate for any or all of such taxes, penalties or interest.
3.
In the event that the Administrator(s) determines that any amounts payable hereunder will be taxable to a Participant under Code section 409A prior to payment to such Participant of such amount, the Administrator(s) may (a) adopt such amendments to the Plan and DDSUs and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator(s) determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and DDSUs hereunder and/or (b) take such other actions as the Administrator(s) determines necessary or appropriate to avoid or limit the imposition of any additional tax, penalty or interest under Code section 409A.
4.
In the event the Administrator(s) terminates the Plan in accordance with Section 6, the time and manner of payment of amounts that are subject to Code section 409A will be made in accordance with the rules under Code section 409A.
j.
Effective Date

This Plan shall become effective on April 16, 2021.

k.
Governing Law

This Plan is created under and shall be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada as applicable therein.

*****

Adopted by and pursuant to a resolution of the Board of Directors of Mind Medicine (MindMed) Inc. on April 20, 2021, with effect as of April 16, 2021. Amended pursuant to a resolution of the Board of Directors of Mind Medicine (MindMed) Inc. on June 8, 2023, with effect as of June 8, 2023.

SCHEDULE A

GRANT CONFIRMATION

TO: (the “Participant”)

Pursuant to the Directors’ Deferred Share Unit Plan (the “Plan”) of Mind Medicine (MindMed) Inc. (the “Company”) in effect on the Grant Date below, the Company confirms that following grant of DDSUs to the Participant. All capitalized terms used in this Grant Confirmation have the meanings given to them in the Plan.

Director DSUs

Grant Date: ,

Vesting and other conditions:

The granting and redemption of the DDSUs are subject to the terms and conditions of the Plan. The undersigned Participant acknowledges having received (or accessed electronically) a copy of the Plan and agrees to be subject to the terms and conditions of the Plan.

Each U.S. Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Participant in connection with the Plan (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such U.S. Participant or beneficiary or the U.S. Participant’s estate harmless from any or all such taxes or penalties.

DATED this day of , .

•
Per:
Authorized Signatory

The undersigned Participant hereby acknowledges and agrees to the foregoing this this day of , .

Beneficiary Designation

In the event of my death while I am still a Participant in the Plan, I hereby designate my Beneficiary for all Director DSUs outstanding.

The effect of this designation shall be to cancel all previous designations made by me in respect of this Plan.

Witness	Participant name: